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                           [Blockbuster Letterhead]

                               February 17, 2000


Blockbuster Inc.
1201 Elm Street
Dallas, Texas 75270


Dear Sirs:

     I am the Executive Vice President, General Counsel and Secretary of Blockbuster Inc., a Delaware corporation (the "Company"). This opinion is being delivered in connection with the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to 25,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares"), issuable pursuant to the Company's 1999 Long-Term Management Incentive Plan (the "Plan").

     In reaching the conclusions expressed in this opinion, I have examined and relied upon the original or certified copies of such documents, records and matters of law as I have deemed necessary to the opinions expressed herein, including the Restated Certificate of Incorporation and Bylaws of the Company, a copy of the Plan and relevant resolutions of the Company's Board of Directors. In making the foregoing examinations, I have assumed the genuiness of all signatures on original documents, the authenticity of all documents submitted to me as originals and the conformity to original documents of all copies submitted to me.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof, it is my opinion that the Shares are duly authorized and, when issued and paid for in full in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I am not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me in Item 5 of the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           /s/ EDWARD B. STEAD
                                           Edward B. Stead